Exhibit 23.2

Consent of Independent Auditors

The financial statements of Myler Disability, LLC and Combined Entities as of December 31, 2020 and 2019 and for the years then ended, included in the Registration Statement on Form S-1, have been audited by Eide Bailly LLP, independent auditors, as stated in their report appearing herein.

We consent to the inclusion in the Registration Statement on Form S-1 of our report, dated April 19, 2021, on our audit of the financial statements of Myler Disability, LLC and Combined Entities.

Orem, Utah

October 15, 2021

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